UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2003

               SKYLYNX COMMUNICATIONS, INC.,
(Exact name of registrant as specified in its charter)

Delaware	0-27635	37-1465836
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

500 John Ringling Boulevard, Sarasota, Florida 34242
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (941) 388-2882

________________________________________________
(Former name or former address, if changed since last report)
ITEM 4.01.	CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

       Effective November 10, 2003 the name of the Company's independent accountant firm was changed from Cordovano and Harvey, P.C. to Cordovano and Honeck LLP

        As a result of the foregoing change of name, the Company's Board of Directors approved a change in the Company's independent accountant. The independent account who had been previously engaged as the principal accountant to audit the Company's financial statements was Cordovano & Harvey, P.C. The audit reports of Cordovano & Harvey P.C. on the consolidated financial statements of the Company as of and for the years ended June 30, 2001, 2002 and 2003 did not contain an adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles except that the reports of Cordovano & Harvey, P.C. contained a going concern emphasis paragraph.

       In connection with the audits of the Company's financial statements for the fiscal years ended June 30, 2001, 2002 and 2003, and in connection with the subsequent interim period up to the date of dismissal, there were no disagreements with Cordovano & Harvey, P.C. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Cordovano & Harvey, P.C., would have caused Cordovano & Harvey, P.C. to make reference to the matter in their report.

       As a result of the change of name, the Company has retained the accounting firm of Cordovano & Honeck P.C. to serve as the Company's independent accountant to audit the Company's financial statements. Prior to its engagement as the Company's independent accountant, Cordovano & Honeck LLP, by virtue of the fact that it is the same legal entity as Cordovano & Harvey, P.C., had been consulted by the Company with respect to the application of accounting principles to specific transactions or the type of audit opinion that might be rendered on the Company's financial statements, but had not been consulted on any matter that was the subject of any prior disagreement between the Company and its previous certifying accountant. The engagement of Cordovano & Honeck, P.C. was effective on the date of the change of name, to wit: November 10, 2003.

       The Company has provided a copy of the foregoing disclosures to Cordovano & Harvey, P.C. and has requested that Cordovano & Harvey, P.C. furnish it with a letter addressed to the Commission stating whether it agrees with the above statements.

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

          Effective March 23, 2005, the Company and PS III HOLDINGS, LLC, of Sarasota, FL ("PS III") entered into a certain Joint Venture Agreement pursuant to which in consideration of a capital contribution to the Company of $105,000, the Company granted to PS III a 20% interest in all revenues generated by the Company in the Tacoma, Washington, Denver, Colorado and Orlando, Florida markets. In addition, PS III was granted a 20% interest in the equipment and infrastructure used in the Orlando market.

          The Company is responsible for all operations and management decisions of the Joint Venture. All sums in excess of those paid or required to be paid to PS III under the terms of this Agreement will belong to the Company.

          Under the terms of the Agreement, either party has the right to terminate the Joint Venture Agreement under certain circumstances. Upon termination, PS III is entitled to receive a payment equal to 100% of all revenues generated by the Company in the Tacoma, Denver and Orlando markets for the preceding twelve months, but in no events less than $210,000.

ITEM 9.01:       EXHIBITS
(c)	Exhibit

Item	Title

10.1	Joint Venture Agreement dated March 23, 2005

18.0

Pursuant to Item 304(a)(3) of Regulation S-B, Section 228.304(a)(3) of the Regulations under the Securities Exchange Act of 1934, as amended, the Registrant herewith files the letter of Cordovano & Harvey, P.C., former accountants to the Company.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
SKYLYNX COMMUNICATIONS, INC.
Date: November 3, 2005	By: /s/ Gary L. Brown Gary L. Brown, President and Chief Executive Officer